Exhibit 99.1

UMB Financial Corporation News Release

1010 Grand Boulevard

Kansas City, MO 64106

816.860.7000

umb.com

//FOR IMMEDIATE RELEASE//

Media Contact: Stephanie Hague: 816.860.5088

Investor Relations Contact: Kay Gregory: 816.860.7106

UMB Financial Corp Reports Fourth Quarter Net Income of $70.9 Million, or $1.45 Per Diluted Share & Net Operating Income of $112.0 Million, or $2.29 Per Diluted Share.

Full-Year 2023 Earnings of $350.0 Million; Net Operating Income of $397.1 Million.

Fourth Quarter 2023 Financial Highlights

•
GAAP net income of $70.9 million, or $1.45 per diluted share.
•
Net operating income(i) of $112.0 million, or $2.29 per diluted share.
•
Average loans increased 6.3% on a linked-quarter, annualized basis, to $23.1 billion.
•
Average loans increased $2.8 billion, or 13.9%, as compared to the fourth quarter of 2022.
•
Average deposits increased 17.2% on a linked-quarter, annualized basis, to $32.7 billion.
•
Net interest income increased 3.7% from the linked quarter.
•
Noninterest income increased 11.8% from the fourth quarter of 2022, equal to 37.8% of total revenue.
•
Net interest margin was 2.46%, an increase of three basis points from the linked quarter.
•
Credit quality remained strong, with net charge-offs of just 0.02% of average loans.

KANSAS CITY, Mo. (January 30, 2024) – UMB Financial Corporation (Nasdaq: UMBF), a financial services company, announced net income for the fourth quarter of 2023 of $70.9 million, or $1.45 per diluted share, compared to $96.6 million, or $1.98 per diluted share, in the third quarter of 2023 (linked quarter) and $100.2 million, or $2.06 per diluted share, in the fourth quarter of 2022. The results for the fourth quarter of 2023 include a pre-tax expense of $52.8 million for the industry-wide FDIC special assessment.

Net operating income, a non-GAAP financial measure reconciled later in this release to net income, the nearest comparable GAAP measure, was $112.0 million, or $2.29 per diluted share, for the fourth quarter of 2023, compared to $98.4 million, or $2.02 per diluted share, for the linked quarter and $101.1 million, or $2.07 per diluted share, for the fourth quarter of 2022. Operating pre-tax, pre-provision income (operating PTPP), a non-GAAP measure reconciled later in this release to the components of net income before taxes, the nearest comparable GAAP measure, was $134.9 million, or $2.76 per diluted share, for the fourth quarter of 2023, compared to $126.6 million, or $2.60 per diluted share, for the linked quarter, and $134.1 million, or $2.75 per diluted share, for the fourth quarter of 2022. These operating PTPP results represent increases of 6.6% on a linked-quarter basis and 0.6% compared to the fourth quarter of 2022.

“We closed 2023 with strong fourth quarter performance, demonstrating the power and resilience of our diversified business model. Results were accentuated by continued loan and deposit growth, expanding net interest margin and net interest income, solid fee income growth and exceptional asset quality,” said Mariner Kemper, chairman, president and chief executive officer. “Our strong business performance and financial results were unfortunately muted by our share of the FDIC special assessment levied on banks to recoup the losses related to two of the bank failures in March 2023. I am incredibly proud of our associates who drove this performance, and deeply grateful for our loyal client base that grew with us through the much-exaggerated industry noise following the bank failures. While this was a challenging time for the industry, it was extremely rewarding to see how our company and customers came together to support each other, and the resulting positive growth and performance.”

Mr. Kemper continued, “Key highlights from our fourth quarter results included a 3.7% increase in net interest income from the linked quarter, facilitated by a 6.3% annualized increase in average loans, three basis points of net interest margin expansion, a 4.3% linked-quarter increase in average deposits, a 5.2% increase in fee income, and just 0.02% in net charge-offs. At December 31, 2023, our total deposits – which we describe as our raw material for growth – increased $3.2 billion to $35.8 billion compared to year-end 2022, and were $2.4 billion above September 30, 2023 balances. Looking ahead into 2024, we see a muted but resilient macro-economic environment, and we remain well-positioned with an attractive average loan-to-deposit ratio of 70.7%, strong capital levels, and a high-quality loan portfolio.”

(i) A non-GAAP financial measure reconciled later in this release to net income, the nearest comparable GAAP measure.

Fourth Quarter 2023 earnings discussion

Summary of quarterly financial results	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)
	Q4	Q3	Q4
	2023	2023	2022
Net income (GAAP)	$70,923	$96,554	$100,173
Earnings per share - diluted (GAAP)	1.45	1.98	2.06

Operating pre-tax, pre-provision income (Non-GAAP)(i)	134,901	126,592	134,054
Operating pre-tax, pre-provision earnings per share - diluted (Non-GAAP)(i)	2.76	2.60	2.75

Operating pre-tax, pre-provision income - FTE (Non-GAAP)(i)	141,571	133,151	140,717
Operating pre-tax, pre-provision earnings per share - FTE - diluted (Non-GAAP)(i)	2.90	2.73	2.89

Net operating income (Non-GAAP)(i)	112,038	98,400	101,092
Operating earnings per share - diluted (Non-GAAP)(i)	2.29	2.02	2.07

GAAP
Return on average assets	0.69%	0.97%	1.06%
Return on average equity	9.52	13.25	15.16
Efficiency ratio	77.65	64.51	63.72

Non-GAAP(i)
Operating return on average assets	1.10%	0.99%	1.07%
Operating return on average equity	15.04	13.50	15.30
Operating return on average tangible equity excluding AOCI	13.05	11.77	12.85
Operating efficiency ratio	63.06	63.83	63.39

(i) See reconciliation of Non-GAAP measures to their nearest comparable GAAP measures later in this release.

Summary of revenue	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q4	Q3	Q4	CQ vs.	CQ vs.
	2023	2023	2022	LQ	PY
Net interest income	$230,522	$222,287	$245,166	$8,235	$(14,644)
Noninterest income:
Trust and securities processing	66,584	66,668	59,207	(84)	7,377
Trading and investment banking	5,751	3,771	5,251	1,980	500
Service charges on deposit accounts	21,330	21,080	19,758	250	1,572
Insurance fees and commissions	238	272	459	(34)	(221)
Brokerage fees	13,439	13,400	13,332	39	107
Bankcard fees	18,672	19,296	19,597	(624)	(925)
Investment securities gains (losses), net	1,014	271	(409)	743	1,423
Other	13,226	8,559	8,302	4,667	4,924
Total noninterest income	$140,254	$133,317	$125,497	$6,937	$14,757
Total revenue	$370,776	$355,604	$370,663	$15,172	$113
Net interest income (FTE)	$237,192	$228,846	$251,829
Net interest margin (FTE)	2.46%	2.43%	2.83%
Total noninterest income as a % of total revenue	37.8	37.5	33.9

Net interest income

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Fourth quarter 2023 net interest income totaled $230.5 million, an increase of $8.2 million, or 3.7%, from the linked quarter, driven primarily by continued growth in average loans and higher levels of liquidity, partially offset by higher interest expense.
•
Average earning assets increased $933.7 million, or 2.5%, from the linked quarter, largely driven by an increase of $823.9 million in interest-bearing due from banks and $357.6 million in average loans, partially offset by a decrease of $179.2 million in average securities.
•
Average interest-bearing liabilities increased $777.1 million, or 3.0%, from the linked quarter, primarily driven by an increase of $1.2 billion in interest-bearing deposits, partially offset by decreases of $319.6 million in borrowed funds and $144.0 million in federal funds and repurchase agreements. Average noninterest-bearing demand deposits increased $104.1 million, or 1.0%, as compared to the linked quarter.
•
Net interest margin for the fourth quarter was 2.46%, an increase of three basis points from the linked quarter, driven by increased loan yields, the benefit of free funds, and earning asset mix changes, partially offset by the increased cost of interest-bearing liabilities. The cost of interest-bearing liabilities increased 13 basis points to 3.95%. Total cost of funds increased 12 basis points from the linked quarter to 2.87%. Both average loan yields and earning asset yields increased 13 basis points from the linked quarter.
•
On a year-over-year basis, net interest income decreased $14.6 million, or 6.0%, driven by higher interest expense primarily due to an unfavorable mix shift in the composition of liabilities, as well as the impact of higher short-term interest rates on deposit costs. This decrease was partially offset by a $2.8 billion, or 13.9%, increase in average loans as well as the benefit from higher short-term interest rates on loan pricing and yields.
•
Compared to the fourth quarter of 2022, average earning assets increased $3.0 billion, or 8.6%, largely driven by the increase in average loans noted above and an increase of $1.2 billion in interest-bearing due from banks, partially offset by a decrease of $611.9 million in average securities.

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Average deposits increased 4.1% compared to the fourth quarter of 2022. Average noninterest-bearing demand deposit balances decreased 18.8% compared to the fourth quarter of 2022, driven by migration to rate-bearing deposit categories, as expected in a higher interest rate environment. Average demand deposit balances comprised 31.0% of total deposits, compared to 32.0% in the linked quarter and 39.7% in the fourth quarter of 2022.
•
Average borrowed funds decreased $319.6 million as compared to the linked quarter and increased $1.9 billion as compared to the fourth quarter of 2022, driven by short-term borrowings with the Federal Home Loan Bank and the Federal Reserve.

Noninterest income

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Fourth quarter 2023 noninterest income increased $6.9 million, or 5.2%, on a linked-quarter basis, largely due to:
o
Increases of $3.7 million in company-owned life insurance income and $0.6 million in derivative income, both recorded in other income. The increase in company-owned life insurance was offset by a proportionate increase in deferred compensation expense as noted below.
o
An increase of $2.0 million in trading and investment banking due to increased trading volume.
•
Compared to the prior year, noninterest income in the fourth quarter of 2023 increased $14.8 million, or 11.8%, primarily driven by:
o
Increases of $4.9 million in fund services income, $2.0 million in corporate trust income, and $0.5 million in trust servicing income, all recorded in trust and securities processing.
o
Increases of $3.3 million in company-owned life insurance income and $0.6 million in bank-owned life insurance income, both recorded in other income. The increase in company-owned life insurance was offset by a proportionate increase in deferred compensation expense as noted below.
o
An increase of $1.6 million in service charges on deposits primarily due to increased corporate service charge income.
o
An increase of $1.4 million in investment securities gains, primarily driven by increased valuations in the company's non-marketable securities.

Noninterest expense

Summary of noninterest expense	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q4	Q3	Q4	CQ vs.	CQ vs.
	2023	2023	2022	LQ	PY
Salaries and employee benefits	$134,231	$133,380	$135,940	$851	$(1,709)
Occupancy, net	12,296	12,283	12,409	13	(113)
Equipment	16,579	17,204	18,969	(625)	(2,390)
Supplies and services	5,546	3,213	3,697	2,333	1,849
Marketing and business development	6,659	6,631	8,788	28	(2,129)
Processing fees	27,271	26,016	23,545	1,255	3,726
Legal and consulting	8,424	7,230	10,664	1,194	(2,240)
Bankcard	8,677	8,852	7,369	(175)	1,308
Amortization of other intangible assets	2,048	2,124	1,649	(76)	399
Regulatory fees	59,183	6,153	4,232	53,030	54,951
Other	9,060	8,355	10,556	705	(1,496)
Total noninterest expense	$289,974	$231,441	$237,818	$58,533	$52,156

•
GAAP Noninterest expense for the fourth quarter of 2023 was $290.0 million, an increase of $58.5 million, or 25.3%, from the linked quarter and an increase of $52.2 million, or 21.9% from the fourth quarter of 2022. Operating noninterest expense, a non-GAAP financial measure reconciled later in this release to noninterest expense, the nearest comparable GAAP measure, was $235.9 million for the fourth quarter of 2023, an increase of $6.9 million, or 3.0%, from the linked quarter and a decrease of $0.7 million, or 0.3%, from the fourth quarter of 2022.
•
The linked-quarter increase in GAAP noninterest expense was driven by:
o
An increase of $53.0 million in regulatory fees expense, primarily driven by the $52.8 million FDIC special assessment in the fourth quarter of 2023.
o
An increase of $2.7 million in deferred compensation expense, recorded in salaries and employee benefits. The increase in deferred compensation expense was offset by the increase in company-owned life insurance income noted above.
o
An increase of $2.3 million in supplies driven by purchases of computers during the fourth quarter.
o
An increase of $1.5 million in charitable contribution expense, recorded in other expense.
o
An increase of $1.3 million in processing fees expense due to the ongoing modernization of the company’s core systems and the timing of multiple software projects.
o
These increases were partially offset by decreases of $1.6 million in payroll taxes, insurance, and 401(k) expense and $0.5 million in bonus and commission expense, both recorded in salaries and employee benefits.
•
The year-over-year increase in GAAP noninterest expense was driven by:
o
An increase of $55.0 million in regulatory fees, primarily driven by the $52.8 million FDIC special assessment recorded in the fourth quarter of 2023.
o
An increase of $3.7 million in processing fees expense due to the ongoing modernization of the company’s core systems and the timing of multiple software projects.
o
Increases of $2.4 million in deferred compensation expense and $0.7 million in salary and wage expense, both recorded in salaries and employee benefits. The increase in deferred compensation expense was offset by the increase in company-owned life insurance income noted above.
o
These increases were partially offset by the following decreases:
▪
A decrease of $5.1 million in bonus and commission expense, recorded in salaries and employee benefits.
▪
A decrease of $2.4 million in equipment expense driven by reduced software expense.
▪
A decrease of $2.2 million in legal and consulting expense due to the timing of multiple projects.

Full Year 2023 earnings discussion

Net income for the year ended December 31, 2023 was $350.0 million, or $7.18 per diluted share, compared to $431.7 million, or $8.86 per diluted share in 2022. The results for 2023 include $52.8 million in pre-tax expense for the FDIC special assessment. Net operating income, a non-GAAP financial measure reconciled to net income, the nearest comparable GAAP measure, later in this release, was $397.1 million, or $8.14 per diluted share, compared to $433.0 million, or $8.88 per diluted share in 2022. The decrease in net income from the prior year was driven by the pre-tax gain of $66.2 million recognized in 2022 on the sale of the company's Visa Inc. Class B common shares. Operating PTPP, a non-GAAP financial measure reconciled later in this release to the components of net income before taxes, the nearest comparable GAAP measure, was $524.8 million, or $10.76 per diluted share, compared to $571.7 million, or $11.73 per diluted share in 2022. These results represent a decrease of 8.2% as compared to 2022.

Summary of year-to-date financial results	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)	December	December
	YTD	YTD
	2023	2022
Net income (GAAP)	$350,024	$431,682
Earnings per share - diluted (GAAP)	7.18	8.86

Operating pre-tax, pre-provision income (Non-GAAP)(i)	524,791	571,671
Operating pre-tax, pre-provision earnings per share - diluted (Non-GAAP)(i)	10.76	11.73

Operating pre-tax, pre-provision income - FTE (Non-GAAP)(i)	551,150	597,465
Operating pre-tax, pre-provision earnings per share - FTE - diluted (Non-GAAP)(i)	11.30	12.26

Net operating income (Non-GAAP)(i)	397,115	433,020
Operating earnings per share - diluted (Non-GAAP)(i)	8.14	8.88

GAAP
Return on average assets	0.88%	1.15%
Return on average equity	12.23	15.83
Efficiency ratio	67.76	60.84

Non-GAAP (i)
Operating return on average assets	1.00%	1.15%
Operating return on average equity	13.87	15.88
Operating return on average tangible equity excluding AOCI	12.17	14.38
Operating efficiency ratio	63.52	60.72

(i) See reconciliation of Non-GAAP measures to their nearest comparable GAAP measures later in this release.

•
Net interest income increased $6.3 million, or 0.7%, year-over-year due to a $1.9 billion, or 5.3%, increase in average earning assets, coupled with the impacts from increased short-term and long-term interest rates. The increase in earning assets was driven by an increase of $3.5 billion, or 18.7%, in average loans, partially offset by decreases of $649.8 million in federal funds and resell agreements and $611.9 million in average securities from 2022. Average interest-bearing liabilities increased $4.5 billion, or 21.1%, while noninterest-bearing demand deposits decreased $2.6 billion, or 19.8%, as expected in a higher interest rate environment. The yield on earning assets increased 170 basis points, while the cost of interest-bearing liabilities increased 253 basis points. Net interest margin for 2023 was 2.52%, compared to 2.63% in 2022.
•
Full-year noninterest income decreased $12.4 million, or 2.2%, due to:
o
A decrease of $61.6 million in investment securities gains, largely driven by the gain on the sale of the company's Visa Inc. Class B common shares during the second quarter of 2022, partially offset by an increase in valuation of the company's marketable securities.
o
A decrease of $3.6 million in trading and investment banking due to decreased trading volume.
o
These decreases were offset by the following increases:
▪
Increases of $18.4 million in company-owned life insurance and $1.7 million in bank-owned life insurance income, both recorded in other income. The increase in company-owned life insurance was offset by a proportionate increase in deferred compensation expense as noted below.
▪
Increases of $12.2 million in fund services income and $7.7 million in corporate trust income, both recorded in trust and securities processing.
▪
An increase of $11.1 million in brokerage income, primarily driven by higher 12b-1 fees and money market income.
▪
An increase of $1.3 million in bankcard income, driven by increased interchange income, partially offset by increased rewards and rebates expense.
•
Full-year GAAP noninterest expense increased $101.0 million, or 11.2%, due to:
o
An increase of $61.6 million in regulatory fees, primarily driven by the $52.8 million industry-wide FDIC special assessment recorded in the fourth quarter of 2023.
o
An increase of $29.0 million in salaries and employee benefits, driven by increases of $23.8 million in salary and wage expense, $14.7 million in deferred compensation expense, and $6.5 million in payroll taxes, insurance, and 401(k) expense, partially offset by a decrease of $15.3 million in bonus and commission expense. The increase in deferred compensation expense was offset by the increase in company-owned life insurance income noted above.
o
An increase of $20.9 million in processing fees due to the ongoing modernization of the company’s core systems and the timing of multiple software projects.
o
These increases were partially offset by a decrease of $9.1 million in legal and consulting expense due to the timing of multiple projects.

Income taxes

•
The company’s effective tax rate was 17.0% for the year ended December 31, 2023, compared to 18.9% for the same period in 2022. The decrease in the effective tax rate in 2023 is primarily attributable to a larger portion of income being earned from tax-exempt municipal securities and excludable life insurance policy gains.

Balance sheet

•
Average total assets for the fourth quarter of 2023 were $40.5 billion compared to $39.5 billion for the linked quarter and $37.3 billion for the same period in 2022.

Summary of average loans and leases - QTD Average			UMB Financial Corporation
(unaudited, dollars in thousands)
	Q4	Q3	Q4	CQ vs.	CQ vs.
	2023	2023	2022	LQ	PY
Commercial and industrial	$9,825,043	$9,852,335	$8,891,356	$(27,292)	$933,687
Specialty lending	496,816	526,711	559,200	(29,895)	(62,384)
Commercial real estate	8,890,057	8,545,206	7,323,877	344,851	1,566,180
Consumer real estate	2,945,114	2,922,753	2,678,771	22,361	266,343
Consumer	153,791	139,384	145,811	14,407	7,980
Credit cards	495,502	477,904	457,043	17,598	38,459
Leases and other	302,740	287,174	238,603	15,566	64,137
Total loans	$23,109,063	$22,751,467	$20,294,661	$357,596	$2,814,402

•
Average loans for the fourth quarter of 2023 increased $357.6 million, or 1.6%, on a linked-quarter basis and $2.8 billion, or 13.9%, compared to the fourth quarter of 2022.

Summary of average securities - QTD Average	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q4	Q3	Q4	CQ vs.	CQ vs.
	2023	2023	2022	LQ	PY
Securities available for sale:
U.S. Treasury	$859,114	$786,136	$752,339	$72,978	$106,775
U.S. Agencies	169,723	172,832	171,171	(3,109)	(1,448)
Mortgage-backed	3,466,152	3,611,305	4,027,120	(145,153)	(560,968)
State and political subdivisions	1,218,176	1,275,591	1,353,307	(57,415)	(135,131)
Corporates	345,634	345,026	366,131	608	(20,497)
Collateralized loan obligations	349,149	346,426	328,475	2,723	20,674
Total securities available for sale	$6,407,948	$6,537,316	$6,998,543	$(129,368)	$(590,595)
Securities held to maturity:
U.S. Agencies	$123,195	$123,165	$123,077	$30	$118
Mortgage-backed	2,756,528	2,814,467	2,983,489	(57,939)	(226,961)
State and political subdivisions	2,825,138	2,828,029	2,765,717	(2,891)	59,421
Total securities held to maturity	$5,704,861	$5,765,661	$5,872,283	$(60,800)	$(167,422)
Trading securities	$16,880	$17,327	$11,799	$(447)	$5,081
Other securities	456,758	445,380	315,748	11,378	141,010
Total securities	$12,586,447	$12,765,684	$13,198,373	$(179,237)	$(611,926)

•
Average total securities decreased 1.4% on a linked-quarter basis and 4.6% compared to the fourth quarter of 2022.
•
At December 31, 2023, the unrealized pre-tax net loss on the available-for-sale securities portfolio was $624.2 million, or 8.1% of the $7.7 billion amortized cost balance. At December 31, 2023, the unrealized pre-tax net loss on the securities designated as held to maturity was $508.5 million, or 8.9% of the $5.7 billion amortized cost value.
•
During 2022, the company transferred securities with an amortized cost balance of $4.1 billion and a fair value of $3.8 billion from the available-for-sale category to the held-to-maturity category. The remaining balance of unrealized pre-tax net losses related to transferred securities was $207.2 million as of December 31, 2023 and was included in the amortized cost balance of held-to-maturity securities.
•
At December 31, 2023, an after-tax gain of $55.0 million was included in accumulated other comprehensive income (AOCI) related to the company’s fair value hedges of municipal securities. During 2021, the company entered into ten of these hedge transactions, all of which have since been terminated. The gain on the terminated hedges is being amortized over the remaining life of the underlying bonds.

Summary of average deposits - QTD Average		UMB Financial Corporation
(unaudited, dollars in thousands)
	Q4	Q3	Q4	CQ vs.	CQ vs.
	2023	2023	2022	LQ	PY
Deposits:
Noninterest-bearing demand	$10,118,748	$10,014,686	$12,454,413	$104,062	$(2,335,665)
Interest-bearing demand and savings	19,457,878	18,142,212	17,952,568	1,315,666	1,505,310
Time deposits	3,098,636	3,173,549	966,969	(74,913)	2,131,667
Total deposits	$32,675,262	$31,330,447	$31,373,950	$1,344,815	$1,301,312
Noninterest bearing deposits as % of total	31.0%	32.0%	39.7%

•
Average deposits increased 4.3% on a linked-quarter basis and 4.1% compared to the fourth quarter of 2022.
•
As of December 31, 2023, total estimated uninsured deposits were $24.4 billion, or approximately 68.2% of total deposits. Estimated uninsured deposits, when adjusted to exclude affiliate (company-owned) and collateralized deposits, were $16.2 billion, and represented approximately 45.3% of total deposits.

Capital

Capital information	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)
	December 31, 2023	September 30, 2023	December 31, 2022
Total equity	$3,100,419	$2,806,659	$2,667,093
Accumulated other comprehensive loss, net	(556,935)	(792,371)	(702,735)
Book value per common share	63.85	57.83	55.20
Tangible book value per common share (Non-GAAP)(i)	58.12	52.06	49.28

Regulatory capital:
Common equity Tier 1 capital	$3,418,676	$3,357,986	$3,129,030
Tier 1 capital	3,418,676	3,357,986	3,129,030
Total capital	4,014,910	3,955,093	3,682,619

Regulatory capital ratios:
Common equity Tier 1 capital ratio	10.94%	10.77%	10.62%
Tier 1 risk-based capital ratio	10.94	10.77	10.62
Total risk-based capital ratio	12.85	12.68	12.50
Tier 1 leverage ratio	8.49	8.55	8.43

(i) See reconciliation of Non-GAAP measures to their nearest comparable GAAP measures later in this release.

•
At December 31, 2023, the regulatory capital ratios presented in the foregoing table exceeded all “well-capitalized” regulatory thresholds.

Asset Quality

Credit quality	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q4	Q3	Q2	Q1	Q4
	2023	2023	2023	2023	2022
Net charge-offs (recoveries) - total loans	$1,352	$4,618	$(139)	$4,643	$2,189
Net loan charge-offs (recoveries) as a % of total average loans	0.02%	0.08%	(0.00)%	0.09%	0.04%
Loans over 90 days past due	$3,111	$3,044	$10,675	$1,723	$1,617
Loans over 90 days past due as a % of total loans	0.01%	0.01%	0.05%	0.01%	0.01%
Nonaccrual and restructured loans	$13,212	$17,042	$19,347	$15,480	$19,269
Nonaccrual and restructured loans as a % of total loans	0.06%	0.07%	0.09%	0.07%	0.09%
Provision for credit losses	$—	$4,977	$13,000	$23,250	$9,000

•
Provision for credit losses for the fourth quarter decreased $5.0 million from the linked quarter and $9.0 million from the fourth quarter of 2022. These decreases were driven largely by favorable changes in macro-economic variables and credit metrics in the current period as compared to the prior periods, partially offset by loan growth.
•
Net charge-offs for the fourth quarter totaled $1.4 million, or 0.02%, of average loans, compared to $4.6 million, or 0.08% of average loans in the linked quarter, and $2.2 million, or 0.04% of average loans for the fourth quarter of 2022. On a year-to-date basis, net charge-offs totaled $10.5 million, or 0.05% of average loans, compared to $39.9 million, or 0.21% of average loans, for the same period in 2022.

Dividend Declaration

At the company’s quarterly board meeting, the Board of Directors declared a $0.39 per share quarterly cash dividend, payable on April 1, 2024, to shareholders of record at the close of business on March 11, 2024.

Conference Call

The company plans to host a conference call to discuss its fourth quarter 2023 earnings results on Wednesday, January 31, 2024, at 8:30 a.m. (CT).

Interested parties may access the call by dialing (toll-free) 833-470-1428 or (international) 404-975-4839 and requesting to join the UMB Financial call with access code 269364. The live call may also be accessed by visiting investorrelations.umb.com or by using the following link:

UMB Financial 4Q 2023 Conference Call

A replay of the conference call may be heard through February 14, 2024, by calling (toll-free)

866-813-9403 or (international) 929-458-6194. The replay access code required for playback is 190379. The call replay may also be accessed at investorrelations.umb.com.

Non-GAAP Financial Information

In this release, we may provide information about net operating income, operating earnings per share – diluted (operating EPS), operating return on average equity (operating ROE), operating return on average assets (operating ROA), operating noninterest expense, operating efficiency ratio, operating pre-tax, pre-provision income (operating PTPP), operating pre-tax, pre-provision earnings per share – diluted (operating PTPP EPS), operating pre-tax, pre-provision income on a fully tax equivalent basis (operating PTPP-FTE), operating pre-tax, pre-provision FTE earnings per share – diluted (operating PTPP-FTE EPS), tangible shareholders’ equity, tangible book value per share, and operating return on average tangible equity excluding AOCI, all of which are non-GAAP financial measures. This information supplements the results that are reported according to generally accepted accounting principles in the United States (GAAP) and should not be viewed in isolation from, or as a substitute for, GAAP results. The differences between the non-GAAP financial measures – net operating income, operating EPS, operating ROE, operating ROA, operating noninterest expense, operating efficiency ratio, operating PTPP, operating PTPP EPS, operating PTPP-FTE, operating PTPP-FTE EPS, tangible shareholders’ equity, tangible book value per share, and operating return on average tangible equity excluding AOCI – and the nearest comparable GAAP financial measures are reconciled later in this release. The company believes that these non-GAAP financial measures and the reconciliations may be useful to investors because they adjust for acquisition- and severance-related items, and the FDIC special assessment that management does not believe reflect the company’s fundamental operating performance.

Net operating income for the relevant period is defined as GAAP net income, adjusted to reflect the impact of excluding expenses related to acquisitions, severance expense, the FDIC special assessment, and the cumulative tax impact of these adjustments.

Operating EPS (diluted) is calculated as earnings per share as reported, adjusted to reflect, on a per share basis, the impact of excluding the non-GAAP adjustments described above for the relevant period. Operating ROE is calculated as net operating income, divided by the company’s average total shareholders’ equity for the relevant period. Operating ROA is calculated as net operating income, divided by the company’s average assets for the relevant period. Operating noninterest expense for the relevant period is defined as GAAP noninterest expense, adjusted to reflect the pre-tax impact of non-GAAP adjustments described above. Operating efficiency ratio is calculated as the company’s operating noninterest expense, net of amortization of other intangibles, divided by the company’s total non-GAAP revenue (calculated as net interest income plus noninterest income, less gains on sales of securities available for sale, net).

Operating PTPP income for the relevant period is defined as GAAP net interest income plus GAAP noninterest income, less noninterest expense, adjusted to reflect the impact of excluding expenses related to acquisitions, severance expense, and the FDIC special assessment.

Operating PTPP-FTE for the relevant period is defined as GAAP net interest income on a fully tax equivalent basis plus GAAP noninterest income, less noninterest expense, adjusted to reflect the impact of excluding expenses related to acquisitions, severance expense, and the FDIC special assessment.

Tangible shareholders’ equity for the relevant period is defined as GAAP shareholders’ equity, net of intangible assets. Tangible book value per share is defined as tangible shareholders’ equity divided by the Company’s total shares outstanding.

Operating return on average tangible equity excluding AOCI is calculated as net operating income, divided by the company’s average tangible shareholders’ equity exclusive of AOCI for the relevant period.

Forward-Looking Statements:

This press release contains, and our other communications may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “outlook,” “forecast,” “target,” “trend,” “plan,” “goal,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, results, or aspirations. All forward-looking statements are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Our actual future objectives, strategies, plans, prospects, performance, condition, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events, circumstances, or aspirations to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2022, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (SEC). In addition to such factors that have been disclosed previously: macroeconomic and adverse developments and uncertainties related to the collateral effects of the collapse of, and challenges for, domestic and international banks, including the impacts to the U.S. and global economies; sustained levels of high inflation and the potential for an economic recession on the heels of aggressive quantitative tightening by the Federal Reserve, and impacts related to or resulting from instability in the Middle East and Russia’s military action in Ukraine, such as the broader impacts to financial markets and the global macroeconomic and geopolitical environments, may also cause actual results or other future events, circumstances, or aspirations to differ from our forward-looking statements. Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except to the extent required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K, or other applicable document that is filed or furnished with the SEC.

About UMB:

UMB Financial Corporation (Nasdaq: UMBF) is a financial services company headquartered in Kansas City, Missouri. UMB offers commercial banking, which includes comprehensive deposit, lending and investment services, personal banking, which includes wealth management and financial planning services, and institutional banking, which includes asset servicing, corporate trust solutions, investment banking, and healthcare services. UMB operates branches throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska, Arizona and Texas. As the company’s reach continues to grow, it also serves business clients nationwide and institutional clients in several countries. For more information, visit UMB.com, UMB Blog, UMB Facebook and UMB LinkedIn.

Consolidated Balance Sheets	UMB Financial Corporation
(dollars in thousands)
	December 31,
	2023	2022
	(unaudited)	(audited)
ASSETS
Loans	$23,172,484	$21,031,189
Allowance for credit losses on loans	(219,738)	(191,836)
Net loans	22,952,746	20,839,353
Loans held for sale	4,420	1,978
Securities:
Available for sale	7,068,613	7,006,347
Held to maturity, net of allowance for credit losses	5,688,610	5,859,192
Trading securities	18,093	17,980
Other securities	492,935	349,758
Total securities	13,268,251	13,233,277
Federal funds sold and resell agreements	245,344	958,597
Interest-bearing due from banks	5,159,802	1,179,105
Cash and due from banks	447,201	500,682
Premises and equipment, net	241,700	263,649
Accrued income	220,306	189,231
Goodwill	207,385	207,385
Other intangibles, net	71,012	78,724
Other assets	1,193,507	1,060,480
Total assets	$44,011,674	$38,512,461

LIABILITIES
Deposits:
Noninterest-bearing demand	$12,130,662	$13,260,363
Interest-bearing demand and savings	20,588,606	18,461,632
Time deposits under $250,000	2,292,899	379,087
Time deposits of $250,000 or more	780,692	538,051
Total deposits	35,792,859	32,639,133
Federal funds purchased and repurchase agreements	2,119,644	2,222,167
Short-term debt	1,800,000	—
Long-term debt	383,247	381,311
Accrued expenses and taxes	389,860	239,624
Other liabilities	425,645	363,133
Total liabilities	40,911,255	35,845,368

SHAREHOLDERS' EQUITY
Common stock	55,057	55,057
Capital surplus	1,134,363	1,125,949
Retained earnings	2,810,824	2,536,086
Accumulated other comprehensive loss, net	(556,935)	(702,735)
Treasury stock	(342,890)	(347,264)
Total shareholders' equity	3,100,419	2,667,093
Total liabilities and shareholders' equity	$44,011,674	$38,512,461

Consolidated Statements of Income	UMB Financial Corporation
(dollars in thousands except share and per share data)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
	(unaudited)	(unaudited)	(unaudited)	(audited)
INTEREST INCOME
Loans	$381,041	$273,648	$1,399,961	$810,007
Securities:
Taxable interest	53,890	51,441	214,981	192,121
Tax-exempt interest	25,637	25,105	102,197	97,190
Total securities income	79,527	76,546	317,178	289,311
Federal funds and resell agreements	3,540	7,106	17,647	19,109
Interest-bearing due from banks	32,267	9,373	103,190	18,582
Trading securities	227	139	729	511
Total interest income	496,602	366,812	1,838,705	1,137,520
INTEREST EXPENSE
Deposits	213,842	97,484	704,210	167,553
Federal funds and repurchase agreements	21,903	18,848	93,026	40,703
Other	30,335	5,314	121,353	15,467
Total interest expense	266,080	121,646	918,589	223,723
Net interest income	230,522	245,166	920,116	913,797
Provision for credit losses	—	9,000	41,227	37,900
Net interest income after provision for credit losses	230,522	236,166	878,889	875,897
NONINTEREST INCOME
Trust and securities processing	66,584	59,207	257,200	237,207
Trading and investment banking	5,751	5,251	19,630	23,201
Service charges on deposit accounts	21,330	19,758	84,950	85,167
Insurance fees and commissions	238	459	1,009	1,338
Brokerage fees	13,439	13,332	54,119	43,019
Bankcard fees	18,672	19,597	74,719	73,451
Investment securities gains (losses), net	1,014	(409)	(3,139)	58,444
Other	13,226	8,302	53,365	32,406
Total noninterest income	140,254	125,497	541,853	554,233
NONINTEREST EXPENSE
Salaries and employee benefits	134,231	135,940	553,421	524,431
Occupancy, net	12,296	12,409	48,502	48,848
Equipment	16,579	18,969	68,718	74,259
Supplies and services	5,546	3,697	16,829	13,590
Marketing and business development	6,659	8,788	25,749	25,699
Processing fees	27,271	23,545	103,099	82,227
Legal and consulting	8,424	10,664	29,998	39,095
Bankcard	8,677	7,369	32,969	26,367
Amortization of other intangible assets	2,048	1,649	8,587	5,037
Regulatory fees	59,183	4,232	77,010	15,378
Other	9,060	10,556	34,258	43,188
Total noninterest expense	289,974	237,818	999,140	898,119
Income before income taxes	80,802	123,845	421,602	532,011
Income tax expense	9,879	23,672	71,578	100,329
NET INCOME	$70,923	$100,173	$350,024	$431,682

PER SHARE DATA
Net income – basic	$1.46	$2.07	$7.22	$8.93
Net income – diluted	1.45	2.06	7.18	8.86
Dividends	0.39	0.38	1.53	1.49
Weighted average shares outstanding – basic	48,538,127	48,310,993	48,503,643	48,340,922
Weighted average shares outstanding – diluted	48,860,020	48,735,088	48,763,820	48,747,399

Consolidated Statements of Comprehensive Income	UMB Financial Corporation
(dollars in thousands)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
	(unaudited)	(unaudited)	(unaudited)	(audited)
Net income	$70,923	$100,173	$350,024	$431,682
Other comprehensive income (loss), before tax:
Unrealized gains and losses on debt securities:
Change in unrealized holding gains and losses, net	293,578	64,924	147,977	(1,137,417)
Less: Reclassification adjustment for net losses included in net income	—	—	279	—
Amortization of net unrealized loss on securities transferred from available-for-sale to held-to-maturity	9,288	11,186	39,851	36,894
Change in unrealized gains and losses on debt securities	302,866	76,110	188,107	(1,100,523)
Unrealized gains and losses on derivative hedges:
Change in unrealized gains and losses on derivative hedges, net	10,767	170	15,015	12,608
Less: Reclassification adjustment for net gains included in net income	(2,589)	(1,942)	(10,654)	(5,353)
Change in unrealized gains and losses on derivative hedges	8,178	(1,772)	4,361	7,255
Other comprehensive income (loss), before tax	311,044	74,338	192,468	(1,093,268)
Income tax (expense) benefit	(75,608)	(17,813)	(46,668)	264,219
Other comprehensive income (loss)	235,436	56,525	145,800	(829,049)
Comprehensive income (loss)	$306,359	$156,698	$495,824	$(397,367)

Consolidated Statements of Shareholders' Equity		UMB Financial Corporation
(dollars in thousands except per share data)
(audited)	Common Stock	Capital Surplus	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Treasury Stock	Total
Balance - January 1, 2022	$55,057	$1,110,520	$2,176,998	$126,314	$(323,465)	$3,145,424
Total comprehensive income (loss)	—	—	431,682	(829,049)	—	(397,367)
Dividends ($1.49 per share)	—	—	(72,594)	—	—	(72,594)
Purchase of treasury stock	—	—	—	—	(31,997)	(31,997)
Issuances of equity awards, net of forfeitures	—	(6,143)	—	—	6,822	679
Recognition of equity-based compensation	—	20,812	—	—	—	20,812
Sale of treasury stock	—	351	—	—	245	596
Exercise of stock options	—	409	—	—	1,131	1,540
Balance - December 31, 2022	$55,057	$1,125,949	$2,536,086	$(702,735)	$(347,264)	$2,667,093

(unaudited)
Balance - January 1, 2023	$55,057	$1,125,949	$2,536,086	$(702,735)	$(347,264)	$2,667,093
Total comprehensive income	—	—	350,024	145,800	—	495,824
Dividends ($1.53 per share)	—	—	(75,286)	—	—	(75,286)
Purchase of treasury stock	—	—	—	—	(8,367)	(8,367)
Issuances of equity awards, net of forfeitures	—	(10,385)	—	—	11,104	719
Recognition of equity-based compensation	—	17,975	—	—	—	17,975
Sale of treasury stock	—	220	—	—	296	516
Exercise of stock options	—	604	—	—	1,341	1,945
Balance - December 31, 2023	$55,057	$1,134,363	$2,810,824	$(556,935)	$(342,890)	$3,100,419

Average Balances / Yields and Rates	UMB Financial Corporation
(tax - equivalent basis)
(unaudited, dollars in thousands)
	Three Months Ended December 31,
	2023		2022
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans, net of unearned interest	$23,109,063	6.54%	$20,294,661	5.35%
Securities:
Taxable	8,853,426	2.41	9,382,837	2.18
Tax-exempt	3,716,141	3.44	3,803,737	3.31
Total securities	12,569,567	2.72	13,186,574	2.50
Federal funds and resell agreements	235,284	5.97	656,092	4.30
Interest bearing due from banks	2,372,767	5.40	1,135,356	3.28
Trading securities	16,880	5.83	11,799	5.31
Total earning assets	38,303,561	5.21	35,284,482	4.20
Allowance for credit losses	(223,668)		(188,299)
Other assets	2,435,687		2,243,437
Total assets	$40,515,580		$37,339,620

Liabilities and Shareholders' Equity
Interest-bearing deposits	$22,556,514	3.76%	$18,919,537	2.04%
Federal funds and repurchase agreements	1,883,392	4.61	2,424,171	3.08
Borrowed funds	2,286,271	5.26	396,874	5.31
Total interest-bearing liabilities	26,726,177	3.95	21,740,582	2.22
Noninterest-bearing demand deposits	10,118,748		12,454,413
Other liabilities	715,688		522,932
Shareholders' equity	2,954,967		2,621,693
Total liabilities and shareholders' equity	$40,515,580		$37,339,620
Net interest spread		1.26%		1.98%
Net interest margin		2.46		2.83

Average Balances / Yields and Rates	UMB Financial Corporation
(tax - equivalent basis)
(unaudited, dollars in thousands)
	Year Ended December 31,
	2023		2022
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans, net of unearned interest	$22,337,119	6.27%	$18,823,810	4.30%
Securities:
Taxable	9,097,110	2.36	9,616,691	2.00
Tax-exempt	3,790,921	3.38	3,885,153	3.16
Total securities	12,888,031	2.66	13,501,844	2.33
Federal funds and resell agreements	316,072	5.58	965,911	1.98
Interest bearing due from banks	2,046,349	5.04	2,408,468	0.77
Trading securities	14,030	5.65	12,076	4.96
Total earning assets	37,601,601	4.96	35,712,109	3.26
Allowance for credit losses	(216,245)		(184,072)
Other assets	2,344,911		2,050,976
Total assets	$39,730,267		$37,579,013

Liabilities and Shareholders' Equity
Interest-bearing deposits	$21,122,305	3.33%	$18,063,498	0.93%
Federal funds and repurchase agreements	2,175,415	4.28	2,777,089	1.47
Borrowed funds	2,311,238	5.25	309,204	5.00
Total interest-bearing liabilities	25,608,958	3.59	21,149,791	1.06
Noninterest-bearing demand deposits	10,640,344		13,264,146
Other liabilities	618,230		438,772
Shareholders' equity	2,862,735		2,726,304
Total liabilities and shareholders' equity	$39,730,267		$37,579,013
Net interest spread		1.37%		2.20%
Net interest margin		2.52		2.63

Business Segment Information	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended December 31, 2023
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$154,289	$44,150	$32,083	$230,522
Provision for credit losses	(1,926)	653	1,273	—
Noninterest income	25,956	90,361	23,937	140,254
Noninterest expense	114,190	114,306	61,478	289,974
Income (loss) before taxes	67,981	19,552	(6,731)	80,802
Income tax expense	5,321	2,913	1,645	9,879
Net income (loss)	$62,660	$16,639	$(8,376)	$70,923

	Three Months Ended December 31, 2022
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$151,856	$55,063	38,247	$245,166
Provision for credit losses	7,668	93	1,239	9,000
Noninterest income	22,233	80,055	23,209	125,497
Noninterest expense	86,682	86,791	64,345	237,818
Income (loss) before taxes	79,739	48,234	(4,128)	123,845
Income tax expense (benefit)	15,176	9,264	(768)	23,672
Net income (loss)	$64,563	$38,970	$(3,360)	$100,173

	Year Ended December 31, 2023
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$598,371	$192,765	$128,980	$920,116
Provision for credit losses	33,184	1,406	6,637	41,227
Noninterest income	97,614	347,933	96,306	541,853
Noninterest expense	365,856	382,770	250,514	999,140
Income (loss) before taxes	296,945	156,522	(31,865)	421,602
Income tax expense (benefit)	48,403	26,838	(3,663)	71,578
Net income (loss)	$248,542	$129,684	$(28,202)	$350,024

	Year Ended December 31, 2022
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$596,031	$159,679	$158,087	$913,797
Provision for credit losses	32,851	495	4,554	37,900
Noninterest income	122,614	323,794	107,825	554,233
Noninterest expense	332,912	320,976	244,231	898,119
Income before taxes	352,882	162,002	17,127	532,011
Income tax expense	67,134	31,889	1,306	100,329
Net income	$285,748	$130,113	$15,821	$431,682

The company has strategically aligned its operations into the following three reportable segments: Commercial Banking, Institutional Banking, and Personal Banking. Senior executive officers regularly evaluate business segment financial results produced by the company’s internal reporting system in deciding how to allocate resources and assess performance for individual business segments. The company’s reportable segments include certain corporate overhead, technology and service costs that are allocated based on methodologies that are applied consistently between periods. For comparability purposes, amounts in all periods are based on methodologies in effect at December 31, 2023.

Non-GAAP Financial Measures

Net operating income Non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net income (GAAP)	$70,923	$100,173	$350,024	$431,682
Adjustments:
Acquisition expense	52	851	179	922
Severance expense	1,207	358	8,943	838
FDIC special assessment	52,840	—	52,840	—
Tax-impact of adjustments (i)	(12,984)	(290)	(14,871)	(422)
Total Non-GAAP adjustments (net of tax)	41,115	919	47,091	1,338
Net operating income (Non-GAAP)	$112,038	$101,092	$397,115	$433,020

Earnings per share - diluted (GAAP)	$1.45	$2.06	$7.18	$8.86
Acquisition expense	—	0.02	—	0.02
Severance expense	0.02	0.01	0.18	0.02
FDIC special assessment	1.08	—	1.08	—
Tax-impact of adjustments (i)	(0.26)	(0.02)	(0.30)	(0.02)
Operating earnings per share - diluted (Non-GAAP)	$2.29	$2.07	$8.14	$8.88

GAAP
Return on average assets	0.69%	1.06%	0.88%	1.15%
Return on average equity	9.52	15.16	12.23	15.83

Non-GAAP
Operating return on average assets	1.10%	1.07%	1.00%	1.15%
Operating return on average equity	15.04	15.30	13.87	15.88

(i) Calculated using the company’s marginal tax rate of 24.0%.

Operating noninterest expense and operating efficiency ratio Non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Noninterest expense	$289,974	$237,818	$999,140	$898,119
Adjustments to arrive at operating noninterest expense (pre-tax):
Acquisition expense	52	851	179	922
Severance expense	1,207	358	8,943	838
FDIC special assessment	52,840	—	52,840	—
Total Non-GAAP adjustments (pre-tax)	54,099	1,209	61,962	1,760
Operating noninterest expense (Non-GAAP)	$235,875	$236,609	$937,178	$896,359

Noninterest expense	$289,974	$237,818	$999,140	$898,119
Less: Amortization of other intangibles	2,048	1,649	8,587	5,037
Noninterest expense, net of amortization of other intangibles (Non-GAAP) (numerator A)	$287,926	$236,169	$990,553	$893,082

Operating noninterest expense	$235,875	$236,609	$937,178	$896,359
Less: Amortization of other intangibles	2,048	1,649	8,587	5,037
Operating expense, net of amortization of other intangibles (Non-GAAP) (numerator B)	$233,827	$234,960	$928,591	$891,322

Net interest income	$230,522	$245,166	$920,116	$913,797
Noninterest income	140,254	125,497	541,853	554,233
Less: Gains on sales of securities available for sale, net	—	—	152	—
Total Non-GAAP Revenue (denominator A)	$370,776	$370,663	$1,461,817	$1,468,030

Efficiency ratio (numerator A/denominator A)	77.65%	63.72%	67.76%	60.84%
Operating efficiency ratio (Non-GAAP) (numerator B/denominator A)	63.06	63.39	63.52	60.72

Operating pre-tax, pre-provision income non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net interest income (GAAP)	$230,522	$245,166	$920,116	$913,797
Noninterest income (GAAP)	140,254	125,497	541,853	554,233

Noninterest expense (GAAP)	289,974	237,818	999,140	898,119
Adjustments to arrive at operating noninterest expense:
Acquisition expense	52	851	179	922
Severance expense	1,207	358	8,943	838
FDIC special assessment	52,840	—	52,840	—
Total Non-GAAP adjustments	54,099	1,209	61,962	1,760
Operating noninterest expense (Non-GAAP)	235,875	236,609	937,178	896,359
Operating pre-tax, pre-provision income (Non-GAAP)	$134,901	$134,054	$524,791	$571,671

Net interest income earnings per share - diluted (GAAP)	$4.72	$5.03	$18.87	$18.75
Noninterest income (GAAP)	2.87	2.57	11.11	11.37
Noninterest expense (GAAP)	5.93	4.88	20.48	18.43
Acquisition expense	—	0.02	—	0.02
Severance expense	0.02	0.01	0.18	0.02
FDIC special assessment	1.08	—	1.08	—
Operating pre-tax, pre-provision earnings per share - diluted (Non-GAAP)	$2.76	$2.75	$10.76	$11.73

Operating pre-tax, pre-provision income - FTE Non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net interest income (GAAP)	$230,522	$245,166	$920,116	$913,797
Adjustments to arrive at net interest income - FTE:
Tax equivalent interest	6,670	6,663	26,359	25,794
Net interest income - FTE (Non-GAAP)	237,192	251,829	946,475	939,591

Noninterest income (GAAP)	140,254	125,497	541,853	554,233

Noninterest expense (GAAP)	289,974	237,818	999,140	898,119
Adjustments to arrive at operating noninterest expense:
Acquisition expense	52	851	179	922
Severance expense	1,207	358	8,943	838
FDIC special assessment	52,840	—	52,840	—
Total Non-GAAP adjustments	54,099	1,209	61,962	1,760
Operating noninterest expense (Non-GAAP)	235,875	236,609	937,178	896,359
Operating pre-tax, pre-provision income - FTE (Non-GAAP)	$141,571	$140,717	$551,150	$597,465

Net interest income earnings per share - diluted (GAAP)	$4.72	$5.03	$18.87	$18.75
Tax equivalent interest	0.14	0.14	0.54	0.53
Net interest income - FTE (Non-GAAP)	4.86	5.17	19.41	19.28
Noninterest income (GAAP)	2.87	2.57	11.11	11.37
Noninterest expense (GAAP)	5.93	4.88	20.48	18.43
Acquisition expense	—	0.02	—	0.02
Severance expense	0.02	0.01	0.18	0.02
FDIC special assessment	1.08	—	1.08	—
Operating pre-tax, pre-provision income - FTE earnings per share - diluted (Non-GAAP)	$2.90	$2.89	$11.30	$12.26

Tangible book value non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except share and per share data)
	As of December 31,
	2023	2022
Total shareholders' equity (GAAP)	$3,100,419	$2,667,093
Less: Intangible assets
Goodwill	207,385	207,385
Other intangibles, net	71,012	78,724
Total intangibles, net	278,397	286,109
Total tangible shareholders' equity (Non-GAAP)	$2,822,022	$2,380,984

Total shares outstanding	48,554,127	48,319,404

Ratio of total shareholders' equity (book value) per share	$63.85	$55.20
Ratio of total tangible shareholders' equity (tangible book value) per share (Non-GAAP)	58.12	49.28

Operating return on average tangible equity excluding AOCI non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Average total shareholders' equity (GAAP)	$2,954,967	$2,621,693	$2,862,735	$2,726,304
Less: Average intangible assets
Average goodwill	207,385	194,805	207,385	183,512
Average other intangibles, net	72,322	46,243	74,868	22,414
Average total intangibles, net	279,707	241,049	282,254	205,926
Average total tangible shareholders' equity (Non-GAAP)	2,675,260	2,380,644	2,580,481	2,520,378
Less: Average accumulated other comprehensive loss (AOCI)	(730,891)	(741,438)	(681,436)	(490,058)
Average total tangible shareholders' equity excluding AOCI (Non-GAAP)	$3,406,151	$3,122,082	$3,261,918	$3,010,436

Net operating income (Non-GAAP)	$112,038	$101,092	$397,115	$433,020

Operating return on average tangible equity excluding AOCI (Non-GAAP)	13.05%	12.85%	12.17%	14.38%